UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 1, 2025

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The SImmetry Acquisition

On August 1, 2025 (the “SI Closing Date”), Tenon Medical, Inc. (the “Company”), entered into an asset purchase agreement (the “SI APA”) by and between the Company and SiVantage, Inc., a Delaware corporation (“SI”), pursuant to which the Company acquired substantially all of the assets of SI (the “SImmetry Business”), including the assignment of its intellectual property related to sacropelvic fixation and fusion procedures (the “SI Products”), and assumed certain of its current liabilities and contract obligations, as set forth in the SI APA (the “SImmetry Acquisition”). The SImmetry Acquisition closed on the SI Closing Date.

On the SI Closing Date, SI received, as consideration for the SImmetry Acquisition, the purchase price consisting of: (i) $750,000 in cash; (ii) 710,300 shares of the Company’s common stock, of which 473,533 are to be held by the Company for a period of one-year as security to satisfy any indemnification claims against SI in accordance with the SI APA (the “Pledged Shares”); (iii) a royalty equal to 15% of the sales of all SI Products during the one-year period following the SI Closing Date and 10% of the sales of all SI Products during the following four-year period, subject to a cap of $5.0 million; and (iv) a deferred cash payment of up to a maximum of approximately $1.3 million in the event that all of the currently issued and outstanding warrants of the Company are exercised (which deferred cash payment will be made pro rata based on the actual number of warrants exercised). In addition, upon the Company achieving certain future net revenue milestones of the SI Products during the three-year period following the SI Closing Date, the Company may issue up to an additional 867,356 shares of the Company’s common stock (the “Earnout Shares”), as more fully described below.

Earnout Shares

During the three-year period following the SI Closing Date, the Company shall issue SI additional shares of its common stock with respect to the achievement of the milestones set forth below:

(i)	upon the Company having $1.0 million in aggregate sales of the SI Products after the SI Closing Date, the Company shall issue SI an additional 276,228 shares of its common stock;

(ii)	upon the Company achieving $10.0 million in aggregate sales of the SI Products after the SI Closing Date, the Company shall issue SI an additional 276,228 shares of its common stock; and

(iii)	upon the Company achieving $20.0 million in aggregate sales of the SI Products after the SI Closing Date, the Company shall issue SI an additional 314,900 shares of its common stock.

Registration Rights

Within seventy-five (75) days following SI’s written request (a “Registration Request”), the Company shall prepare and file with the SEC a registration statement (the “Registration Statement”) which seeks to cover the resale of all of the shares of common stock that may be issued pursuant to SI under the SI APA including the Earnout Shares. SI is entitled to only one Registration Request.

Certain Covenants

SI has agreed to, among other things (i) certain non-compete clauses in the SI APA that continue for a period of five (5) years after the SI Closing Date, (ii) cooperate with the Company in the preparation of the financial statements of the SImmetry Business, and (iii) the lock-up of the Pledged Shares as long as they are pledged.

Indemnification

SI has indemnified the Company and its affiliates against all losses incurred by the Company and its affiliates arising out of:

(a)	any inaccuracy in or breach of any of the representations or warranties of SI contained in the SI APA or the agreement providing for the pledge of the Pledged Shares;

(b)

any breach or non-fulfillment of any covenant, agreement or obligation to be performed by SI pursuant to the SI APA or any ancillary documents or any certificate or instrument delivered by or on behalf of SI pursuant to the SI APA;

(c)	any SI asset or liability excluded from the SImmetry Acquisition;

(d)	any third-party claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of SI or any of its affiliates (other than the purchased assets or assumed liabilities) conducted, existing or arising on or prior to the SI Closing Date;

(e)	any actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of SI expressly for use in connection with the Registration Statement; or

(f)	any violation by SI of, or failure by SI to comply with, applicable laws relating to the classification of employees and independent contractors prior to the SI Closing Date.

The Company has indemnified SI and its affiliates against all losses incurred by SI and its affiliates arising out of:

(a)	any inaccuracy in or breach of any of the representations or warranties of the Company contained in the SI APA;

(b)	any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to the SI APA;

(c)	any liability assumed by the Company in the SImmetry Acquisition; or

(d)	(1) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) any violation or alleged violation by the Company of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or any state securities law, or any rule or regulation thereunder, in connection with the Registration Statement; provided, however, the Company is not liable for any losses under this clause (d) to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of SI or any of its affiliates expressly for use in connection with such Registration Statement.

The indemnification under the SI APA is subject to the following limitations:

(a)	Aggregate claims for any indemnified party must exceed $25,000;

(b)	Indemnification claims paid by SI shall not exceed the value of the Pledged Shares as determined under the SI APA and the pledge on such shares terminates twelve (12) months after the SI Closing Date;

(c)	The limitations described above shall not apply to the breach by SI or the Company of any Fundamental Representations (as defined in the SI APA); and

(d)	The representations and warranties of the Company and SI shall generally survive for twelve (12) months after the SI Closing Date, expect that Fundamental Representations survive until ninety (90) days following the expiration of the applicable statute of limitations (giving effect to any extensions thereof) and the intellectual property representations of SI shall survive for twenty-four (24) months after the SI Closing Date.

Except (i) in the case of fraud or criminal or willful misconduct, (ii) for equitable remedies, or (iii) as otherwise specifically provided for in the SI APA, the indemnification described above is the sole and exclusive remedy of the Company or SI for any charge, claim, cause of action or right relating to any breach of any representation, warranty, obligation or covenant contained in or made pursuant to the SI APA.

The SI APA includes representations, warranties and covenants by the Company and SI and standard closing conditions customary for this type of transaction.

Geist and Grawey Employment Agreements

In connection with the SImmetry Acquisition, the Company has executed employment agreements with two former executives of SI, Wyatt Geist (“Geist”), who has been hired by the Company as Chief Innovation Officer and Nate Grawey (“Grawey”), who has been hired by the Company as Chief Commercial Officer.

The Employment Agreements for Geist and Grawey (collectively the “Employment Agreements”), are at-will employment agreements and provide each of Geist and Grawey with (i) base salary of $290,000; (ii) monthly commissions for sales by the Company above $250,000 as set forth in the Employment Agreements; (iii) 138,114 shares of restricted stock equal to 1.75% that are subject to vesting as described in the Employment Agreements; and (iv) other employee benefits applicable to senior executives of the Company.

If (i) Geist’s or Grawey’s employment is terminated other than for cause, death or disability, or (ii) Geist or Grawey resigns from his respective employment with the Company for good reason, then, subject to certain conditions set forth in the Employment Agreements, Geist or Grawey, as applicable, will be entitled to: (A) receive continuing payments of severance pay at a rate equal to his current base salary for twelve (12) months from the date of such termination in accordance with the Company's normal payroll policies; (B) receive continuing payment of commissions for the remainder of the five-year commission pay-out term set forth in the Employment Agreements; (C) receive accelerated vesting as described in the Employment Agreements; and (D) if elected by either Geist or Grawey, as applicable, continuation COBRA coverage as described in the Employment Agreements.

If Geist’s or Grawey’s employment with the Company terminates voluntarily (except upon resignation for good reason), for cause by the Company or due to death or disability, then (i) all vesting will terminate immediately with respect to either Geist’s or Grawey’s, as applicable, outstanding restricted stock awards, (ii) all payments of compensation by the Company to Geist or Grawey, as applicable, without limitation any commissions, will terminate immediately (except as to amounts already earned), and (iii) Geist or Grawey, as applicable, will only be eligible for severance benefits in accordance with the Company's established policies, if any, as then in effect. Notwithstanding the foregoing, in the event of a termination for cause other than criminal conviction or failure to perform, then the Company shall also pay Geist or Grawey, as applicable, as severance a continuing payment of commissions for the remainder of the five-year commission pay-out term equal to 50% of the commissions that would have been payable.

The SIMPL Acquisition

On August 1, 2025, the Company entered into an asset purchase agreement (the “ SIMPL APA”) by and between the Company and SIMPL Medical, LLC, a Delaware limited liability (“SIMPL”), pursuant to which the Company acquired substantially all of the assets of SIMPL (the “SIMPL Business”), including the assignment of its intellectual property related to posterior sacroiliac implant technology (the “SIMPL Products”), and assumed certain of its contract obligations, as set forth in the SIMPL APA (the “SIMPL Acquisition”). The SIMPL Acquisition closed on August 1, 2025.

The aggregate purchase price for the SIMPL Acquisition payable by the Company is a royalty equal to thirty percent (30%) of the net revenue received by the Company from the sale of any SIMPL Products during the five-year period following the first commercial sale of any SIMPL Products; provided that, in the event that the aggregate royalty payments made by the Company to SIMPL exceed $20.0 million, then from and after such time, the Company shall pay SIMPL twenty percent (20%) of the net revenue received by the Company from the sale of any SIMPL Products during the remainder of such five-year period. The royalty payments noted above shall be paid quarterly by the Company. The Company has the option, subject to certain limitations, to pay up to 33.3% of any quarterly royalty by the issuance of its shares of common stock, based upon the trailing 10-day VWAP at the end of any applicable quarter.

The SIMPL APA includes representations, warranties, covenants and indemnities similar to those included in the SI APA.

The foregoing summaries of the SI APA, SIMPL APA, and the Employment Agreements do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the SI APA, SIMPL APA, and the Employment Agreements, which are filed as Exhibit 2.1, 2.2, 10.1 and 10.2 to this Current Report on Form 8-K, respectively and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01, the disclosure set forth in Item 1.01 above regarding the acquisition of assets pursuant to the SI APA and SIMPL APA is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02, the disclosure set forth in Item 1.01 above regarding the issuance of shares of the Company’s common stock pursuant to the SI APA and SIMPL APA is incorporated by reference into this Item 3.02.

On August 1, 2025, the Company issued each of Geist and Grawey 138,114 shares of common stock of the Company (subject to vesting terms) in accordance with the Employment Agreements. The Company issued the shares to Geist and Grawey in reliance on exemption from the registration requirements of the Securities Act, available to the Company under Section 4(a)(2) of the Securities Act due to the fact that the issuance did not involve a public offering of securities.

Item  7.01. Regulation FD Disclosure.

On August 1, 2025, the Company issued a press release announcing the SImmetry Acquisition and SIMPL Acquisition. A copy of this press release is furnished (not filed) as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 1.01 herein, will be filed as soon as practicable, and in any event not later than seventy-one (71) days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro forma financial information.

The pro forma financial information required by this Item, with respect to the acquisitions described in Item 1.01 herein, will be filed as soon as practicable, and in any event not later than seventy-one (71) days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
2.1	Asset Purchase Agreement between Tenon Medical Inc. and SiVantage Inc., dated August 1, 2025
2.2	Asset Purchase Agreement between Tenon Medical Inc. and SIMPL Medical, LLC, dated August 1, 2025
10.1	Form of Employment Agreement between Tenon Medical Inc. and Wyatt Geist, dated August 1, 2025
10.2	Form of Employment Agreement between Tenon Medical Inc. and Nate Grawey, dated August 1, 2025
99.1	Press release issued by Tenon Medical, Inc., dated August 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2025	TENON MEDICAL, INC.
(Registrant)

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President